Exhibit 10.6

MANAGEMENT INCENTIVE UNITS AWARD AGREEMENT

Management Invest LLC

c/o J.C. Flowers & Co. LLC

J.C. Flowers & Co
767 Fifth Avenue, 23rd Floor
New York, NY 10153

[●], 2018

To:	[Grantee Name and Address]

Re:	Award of Management Incentive Units

Dear [●]:

This letter agreement (this “Agreement”) among Management Invest LLC, a Delaware limited liability company (the “Company”), and you (the “Grantee”) sets forth the terms and conditions under which the Company will grant to the Grantee an award of Class B Units representing limited liability company interests in the Company (the “Management Incentive Units”) on the date hereof (the “Grant Date”). The Management Incentive Units are subject to the terms and conditions of this Agreement and the Limited Liability Company Agreement of the Company, effective as of [●], 2018 (as the same may hereafter be amended, modified or amended and restated, from time to time, the “Company Agreement”). As a result of the receipt by the Company of limited liability company interests (the “Underlying Units”) in JCAP Topco LLC (the “Aggregator”) pursuant to the agreement among the Aggregator, the Company and the Grantee of even date herewith (the “Underlying Unit Award Agreement”) and attached hereto as Exhibit A, the Company is hereby granting to the Grantee an equal number of Management Incentive Units that correspond to such Underlying Units. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Company Agreement.

1.             Management Services. The Grantee acknowledges and agrees that the Grantee is required to provide certain management and other services to or for the benefit (directly or indirectly) of the Aggregator or one or more of its Subsidiaries and that upon execution of this Agreement, the Management Incentive Units will be issued to the Grantee in return for the management services.

2.             Award. Subject to the terms and conditions of this Agreement, the Company Agreement and the Plan, the Company hereby grants to the Grantee an award of [●] Management Incentive Units. Pursuant to the Underlying Unit Award Agreement, the Underlying Units corresponding to such Management Incentive Units shall be divided into tranches with the Distribution Thresholds as provided for in the attached Schedule A. The Distribution Thresholds for all Underlying Units are subject to adjustment in accordance with the Second Amended and Restated Limited Liability Company Agreement of Aggregator (the “Aggregator LLC Agreement”) and distributions in respect of the Underlying Units shall be made to the Recipient in accordance with the Aggregator LLC Agreement.

3.             Vesting. Each Management Incentive Unit shall vest or be forfeited and cancelled as the case may be, as the corresponding Underlying Unit vests or becomes forfeited and cancelled in accordance with the Underlying Unit Award Agreement and the Aggregator LLC Agreement.

4.             Company Agreement. As a condition to the issuance of the Management Incentive Units pursuant to this Agreement, if the Grantee is not a party to the Company Agreement as of the date hereof, the Grantee shall execute and deliver to the Company a joinder to the Company Agreement in the form attached hereto as Exhibit B, and the Company shall admit the Grantee as a member and holder of Class B Units with all the rights, obligations and privileges pertaining thereto under the Company Agreement.

5.             Profits Interests. A Management Incentive Unit of the Company is intended to constitute a “profits interest,” as further described in Section 3.01(e)(ii) of the Company Agreement, for all U.S. federal income tax purposes, and shall be subject to the terms and conditions of such section, and the provisions of this Agreement shall be interpreted and applied in accordance with such intent and with such section. A profits interest is granted in connection with the performance of services and is a right to receive distributions funded solely by the profits of the Company that are generated after the grant. The Company shall make distributions and allocations of profits and losses to the Grantee pursuant to the terms of the Company Agreement, and such distributions and allocations of profits and losses may differ in amount from distributions and allocations with respect to another Management Incentive Unit of the Company issued or transferred at a different time under the terms of the Company Agreement.

6.             No Employment or Other Service Rights. Nothing in this Agreement shall modify or limit in any way the right of any Affiliate of the Company or any of its Subsidiaries to terminate the Grantee’s Service or confer upon Grantee any right to continue in the Service of the Company, the Aggregator or any of their respective subsidiaries for any period of time.

7.             Representations and Warranties of the Grantee. The Grantee hereby represents, warrants and acknowledges to the Company as follows:

(a)           Authority and Conflicts. The Grantee has the power and authority to enter into and perform this Agreement. This Agreement constitutes a valid and legally binding obligation of the Grantee. The execution and delivery of this Agreement shall not (i) contravene, conflict with or result in a violation of or default under any law to which the Grantee may be subject or (ii) violate or conflict with, or result in a default under, or give any Person the right to declare a default or exercise any remedy under, to accelerate the maturity or performance of or to cancel, terminate or modify any material contract to which the Grantee is subject.

(b)           Management Incentive Units Subject to the Company Agreement. The Management Incentive Units are bound by and subject to the terms and conditions of the Company Agreement, including, but not limited to, the forfeiture, repurchase, conversion and drag-along provisions and restrictions on transfer set forth therein.

(c)            Unregistered Units. The Grantee represents that the Grantee has been advised by the Company that:

(i)             the grant of the Management Incentive Units has not been registered under the Securities Act of 1933 (together with all rules and regulations from time to time promulgated thereunder, as such act, rules and regulations may be amended from time to time, the “Securities Act”) or under the securities act of any state on the basis that the grant provided hereunder is exempt from the registration provisions thereof, and such Management Incentive Units may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provisions of applicable state securities laws or pursuant to an applicable exemption thereof and then only in accordance with the Company Agreement;

(ii)            the Management Incentive Units must be held indefinitely, and the Recipient must continue to bear the economic risk of the Management Incentive Units, unless the offer and sale of such Management Incentive Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from registration is available; and

(iii)           there is no substantial market for the Management Incentive Units, and it is not anticipated that there will be any market for the Management Incentive Units in the foreseeable future, and the Management Incentive Units are subject to substantial restrictions on transfer as set forth in the Company Agreement and this Agreement.

(e)             Securities Law Matters. The Management Incentive Units to be acquired by the Grantee pursuant to this Agreement shall be acquired for the Grantee’s own account and not with a view to, or the intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws. The Management Incentive Units shall not be disposed of in contravention of the Securities Act or any applicable state securities laws. The Grantee realizes and acknowledges that (i) the acquisition of the Management Incentive Units is a long-term investment, (ii) the Grantee may not be able to liquidate the Management Incentive Units in the event of an emergency or pledge any of such securities as collateral for loans, and (iii) the Grantee may not transfer the Management Incentive Units except pursuant to the terms of the Company Agreement, and any transfer by the Grantee in contravention of the Company Agreement shall be entirely null and void.

(f)           Further Securities Law Matters. Either:

(i)           The Grantee acknowledges and agrees that (A) the Management Incentive Units are being sold or granted in a transaction not involving any public offering in the United States within the meaning of the Securities Act and in connection with and as a part of the compensation and incentive arrangements between an affiliate of the Company and the Grantee, (B) the execution and delivery of this Agreement and the grant of the Management Incentive Units hereunder are intended to qualify as an exempt offering under Rule 701 of the Securities Act or other applicable exemption from registration and the Management Incentive Units will therefore not be registered under the Securities Act, and (C) the Company is under no obligation to file any registration statement with the SEC in order to permit transfers of the Management Incentive Units; or

(ii)           The Grantee acknowledges and agrees that (A) the Management Incentive Units are being sold or granted in a transaction not involving any public offering in the United States within the meaning of the Securities Act, (B) the Grantee is an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Grantee’s investment in the Management Incentive Units, (C) the Grantee is capable of bearing the economic risks of such investment and is able to bear the complete loss of Grantee’s investment in the Management Incentive Units and has provided the Accredited Investor Questionnaire in the form attached hereto as Exhibit C to the Company, (D) as a result, the Management Incentive Units will not be registered under the Securities Act, and (E) the Company is under no obligation to file any registration statement with the SEC in order to permit transfers of the Management Incentive Units.

8.              Covenants and Agreements.

(a)           Protective Section 83(b) Election. Within 30 days from the date hereof, the Grantee shall execute and file with the Internal Revenue Service an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the grant of the Management Incentive Units described in this Agreement substantially in the form attached hereto as Exhibit D, and the Grantee shall provide the Company with a copy of such executed and filed election promptly thereafter.

(b)           Further Assurances. From and after the date of this Agreement, the Grantee shall execute any and all further reasonable documents, financing statements, agreements and instruments and take all further reasonable action that may be required under applicable law or that the Company may reasonably request in order to effectuate the transactions contemplated by this Agreement, including, without limitation, the Grantee’s representations, warranties and covenants, and taking any reasonable actions in connection with any applicable law or governmental authority related to unitholders of the Company.

(c)           Acknowledgements. The Company acknowledges and agrees that the Grantee shall receive the Management Incentive Units in accordance with Section 2 of this Agreement, and such Management Incentive Units shall have all of the rights and be subject to the limitations and restrictions set forth in the Company Agreement.

9.              Amendment; Adjustment; Substitution.

(a)           Except as provided in Section 9(b) of this Agreement or as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of the Grantee and the Company. Notwithstanding any other provisions of this Agreement, and in addition to the powers of amendment and modification set forth herein, the provisions hereof and the provisions of any Management Incentive Unit granted hereunder may be amended by the Manager from time to time to the extent necessary to prevent the implementation, application or existence (as the case may be) of any such provision from causing any Management Incentive Unit granted hereunder to be treated as providing for the deferral of compensation pursuant to Section 409A of the Code in a manner that would subject the Grantee to additional tax, interest or penalties or that would adversely affect the economic value of the Management Incentive Units to the Grantee.

(b)           In the event of any change in capitalization affecting the Management Incentive Units, including, without limitation, recapitalization, consolidation, reorganization, restructuring, merger, subdivision, split-up, spinoff, split-off, combination or issuance or exchange of Management Incentive Units or other ownership or other securities of the Company, such that an adjustment is reasonably determined by the Manager to be necessary in order to prevent inappropriate dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Manager shall, in such manner as it reasonably determines to be equitable, which adjustment shall be consistent with any adjustments to the Underlying Units by the Aggregator:

(i)            adjust or substitute any or all of the number and kind of units, other ownership interests or securities of the Company or an Affiliate of the Company or other securities or property that constitute the award granted to the Grantee under this Agreement; and/or

(ii)           otherwise amend, adjust or substitute all or any portion of the Recipient’s Management Incentive Units or any terms relating thereto.

10.            Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether or not so expressed.

11.            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

12.            Counterparts. This Agreement may be executed and circulated to each party by email in .pdf form and in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

13.            Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

14.            Governing Law; Jurisdiction.

(a)            Governing Law. This Agreement, and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement or the consummation of any of the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State of Delaware, excluding any conflict-of-law or choice-of-law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

(b)           Jurisdiction. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby, exclusively in the state or federal courts located in the State of Delaware. Solely in connection with claims arising under this Agreement or the transaction contemplated hereby, each party hereto (i) irrevocably submits to the exclusive jurisdiction of the state or federal courts located in the State of Delaware, (ii) waives any objection to laying venue in any such action or proceeding in the state or federal courts located in the State of Delaware and (iii) waives any objection that the state or federal courts located in the State of Delaware are an inconvenient forum or do not have jurisdiction over any party hereto.

(c)           Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (INLCUDING COUNTERCLAIMS) RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR RELATIONSHIPS HEREBY CONTEMPLATED OR OTHERWISE IN CONNECTION WITH THE ENFORCEMENT OF ANY RIGHTS OR OBLIGATIONS HEREUNDER.

15.           Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or by email, to the recipient. Such notices, demands and other communications shall be sent to the appropriate party at address indicated on the first page of this Agreement, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

16.           Entire Agreement. This Agreement, the Company Agreement and the Underlying Unit Award Agreement constitute the entire understanding between the Grantee and the Company and supersede all other agreements, whether written or oral, with respect to the subject matter hereof.

[remainder of page intentionally left blank; signature page follows]

In order to confirm your understanding and acceptance of the terms contained in this Agreement, please execute one copy of this Agreement in the space below and return it to the Company at the address provided on the first page of this Agreement.

Very truly yours,

MANAGEMENT INVEST LLC

Name:
Title:

As of the date first written above, the undersigned hereby acknowledges having read this Agreement and hereby agrees to be bound by all provisions set forth herein.

GRANTEE

Name:

[Signature Page – Management Incentive Unit Award Agreement]

EXHIBIT A

Underlying Unit Award Agreement

EXHIBIT B

Joinder to Limited Liability Company Agreement

THIS JOINDER (this “Joinder”) to the Limited Liability Company Agreement, by and among Management Invest LLC, a Delaware limited liability company (the “Company”), and the Members (as defined therein), effective as of [●], 2018 (as the same may hereafter be amended, modified or amended and restated, from time to time in accordance with its terms, the “Company Agreement”), is made and entered into as of [●], 2018, by and between the Company and [Grantee] (the “Holder”). All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Company Agreement.

W I T N E S S E T H:

WHEREAS, the Holder has acquired Management Incentive Units pursuant to the that certain Management Incentive Units Award Agreement, dated as of the date hereof, which requires the Holder, as a holder of Management Incentive Units, to become a party to the Company Agreement, and the Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.             Agreement to be Bound. The Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Company Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Company Agreement as though an original party thereto and shall be deemed a member for all purposes thereof.

2.             Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of, and be enforceable by, the Company and its successors and assigns and the Holder and its successors and assigns for so long as the Holder or any of its successors or assigns holds any Units.

3.             Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

4.             Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

This Joinder to the Agreement shall be effective as of the date first set forth above.

[GRANTEE]

Name:
Title:

EXHIBIT C

Accredited Investor Questionnaire

EXHIBIT D

Section 83(b) Election

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for that property.

1.	The name, taxpayer identification number and address of the undersigned, and the taxable year for which this election is being made, are:

TAXPAYER’S NAME: [●]

TAXPAYER’S SOCIAL SECURITY NUMBER: [●]

TAXPAYER’S ADDRESS: [●]

TAXABLE YEAR: Calendar Year 2018

2.	The property that is the subject of this election is a profits interest consisting of ______________ Class B units in [Management Invest LLC], a Delaware limited liability company (the “Partnership”).

3.	The property was transferred to the undersigned on _________________________________.

4.	The property is subject to the following restrictions: Pursuant to the provisions of the Second Amended and Restated Limited Liability Company Agreement of the Partnership, upon the occurrence of certain events, including the cessation of service, all or a portion of the property may be forfeited. Furthermore, the property is nontransferable within the meaning of Treasury Regulations § 1.83-3(d).

5.	The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $0 per unit x ______________ units = $0.

6.	For the property transferred, the undersigned paid $0 per unit x ______________ units = $0.

7.	The amount to include in gross income is $0.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of the transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:

Taxpayer:

UNDERLYING UNITS AWARD AGREEMENT

JCAP Topco LLC

c/o J.C. Flowers & Co. LLC

J.C. Flowers & Co
767 Fifth Avenue, 23rd Floor
New York, NY 10153

[●], 2018

To:	Management Invest, LLC c/o J.C. Flowers & Co. LLC J.C. Flowers & Co 767 Fifth Avenue, 23rd Floor New York, NY 10153

Re:	Award of Underlying Units

Dear Management Invest, LLC and [●]:

This letter agreement (this “Agreement”) among JCAP Topco LLC, a Delaware limited liability company (the “Company”), Management Invest, LLC, a Delaware limited liability company (the “Recipient”), and you (the “Grantee”) sets forth the terms and conditions under which the Company will grant to the Recipient an award of Class B Units representing limited liability company interests in the Company (the “Underlying Units”) on the date hereof (the “Grant Date”). The Underlying Units are subject to the terms and conditions of this Agreement and the Second Amended and Restated Limited Liability Company Agreement of the Company, effective as of [●], 2018 (as the same may hereafter be amended, modified or amended and restated, from time to time, the “Company Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Company Agreement.

17.           Management Services. The Recipient acknowledges and agrees that it is required to provide certain management services to or for the benefit of the Company (“Management Services”) pursuant to the Management Services Agreement and that upon execution of this Agreement, the Underlying Units will be issued to the Recipient in return for the Management Services. Grantee acknowledges and agrees that Grantee will be directed to perform a portion of such Management Services on behalf of the Recipient, and in return therefor, Grantee will receive certain limited liability company interests in the Recipient corresponding to such Underlying Units (“Management Incentive Units”) granted pursuant to a letter agreement, dated on or around the date hereof, by and between the Grantee and the Recipient.

18.           Award. Subject to the terms and conditions of this Agreement, the Company Agreement and the Plan, the Company hereby grants to the Recipient an award of [●] Underlying Units. The Underlying Units shall be divided into tranches with Distribution Thresholds as provided for in the attached Schedule A. The Underlying Units shall vest in accordance with Section 3 of this Agreement. The Distribution Thresholds for all Underlying Units are subject to adjustment in accordance with the Company Agreement and distributions in respect of the Underlying Units shall be made to the Recipient in accordance with the Company Agreement.

19.           Vesting.

(a)           Units shall vest as provided for in the attached Schedule A.

(b)           Reserved

(c)           Measurement of Distribution Threshold Upon Change of Control. In the event of a Change of Control (x) in which all or any portion of the consideration consists of Contingent Proceeds, Deferred Proceeds or Non-Cash Proceeds and/or (y) immediately following which the JC Flowers Investors hold any Retained Securities, then, in the sole discretion of the Company, either:

(i)           For purposes of determining whether the applicable Distribution Threshold has been achieved, the Company shall determine the Non-Cash Fair Market Value of all such Contingent Proceeds, Deferred Proceeds, Non-Cash Proceeds and Retained Securities, taking into account applicable discounts and contingencies and the time value of money, and treat such Non-Cash Fair Market Value as JC Flowers Cash Amounts; or

(ii)           Any Underlying Units that do not become vested upon the Change of Control (taking into account the JC Flowers Cash Amounts as of the date of consummation of such Change of Control) shall terminate, and in consideration therefor the Grantee shall have a contingent right to a cash payment in respect thereof, which shall be subject to the same vesting and forfeiture terms and conditions as the terminated Underlying Units, until the earliest of:

(1)           The date on which all such Contingent Proceeds, Deferred Proceeds, Non-Cash Proceeds and Retained Securities have been converted into JC Flowers Cash Amounts sufficient that the applicable Distribution Threshold is achieved, in which case the Grantee shall vest in the right to such cash payment, which shall be made within 30 days thereafter;

(2)           The date on which all such Contingent Proceeds, Deferred Proceeds, Non-Cash Proceeds and Retained Securities have been converted into JC Flowers Cash Amounts but the Distribution Threshold is not achieved (or, if earlier, the date on which it is determined by the Company in good faith that even if such Contingent Proceeds, Deferred Proceeds, Non-Cash Proceeds and Retained Securities were converted into JC Flowers Cash Amounts and assuming any contingencies were satisfied, the Distribution Threshold would not be achieved), in which case the right to such cash payment shall terminate for no consideration;

(3)           The 10th anniversary of the Grant Date, in which case the right to such cash payment shall terminate for no consideration; and

(4)           Except in the case of a Bad Faith Termination, the date of termination of the Grantee’s Service, in which case the right to such cash payment shall terminate for no consideration;

provided, that any cash that is not paid to the Grantee as a result of clause (2), (3) or (4) shall instead be paid to the JC Flowers Investors (and, for avoidance of doubt, shall not be retained by the Company).

(d)          Forfeiture.

(i)           Immediately upon the termination of the Grantee’s Service for any reason other than a Bad Faith Termination, all unvested Underlying Units shall be forfeited by the Recipient without consideration. Immediately (x) upon termination of the Grantee’s Service by the applicable employer for Cause or as a result of the Grantee’s resignation after an act or omission constituting Cause has occurred, or (y) upon the Grantee’s breach of any restrictive covenant set forth herein or in the Grantee’s Service agreement or other restrictive covenant protective of the Company or any of its Subsidiaries, whether before or after termination, all vested Underlying Units, in addition to all unvested Underlying Units, shall be forfeited.

(ii)           To the extent that any Underlying Units have not vested upon the consummation of a transaction or series of transactions that would qualify as a Change of Control, any unvested Underlying Units shall be terminated, forfeited and cancelled in all respects, and no further payment shall be due in respect thereof.

20.           Company Agreement. As a condition to the issuance of the Underlying Units pursuant to this Agreement, if the Recipient is not a party to the Company Agreement as of the date hereof, the Recipient shall execute and deliver to the Company a joinder to the Company Agreement in the form attached hereto as Exhibit A, and the Company shall admit the Recipient as a member and holder of Class B Units with all the rights, obligations and privileges pertaining thereto under the Company Agreement.

21.           Profits Interests. An Underlying Unit of the Company is intended to constitute a “profits interest,” as further described in Section 3.06 of the Company Agreement, for all U.S. federal income tax purposes, and shall be subject to the terms and conditions of such section, and the provisions of this Agreement shall be interpreted and applied in accordance with such intent and with such section. A profits interest is granted in connection with the performance of services and is a right to receive distributions funded solely by the profits of the Company that are generated after the grant. The Company shall make distributions and allocations of profits and losses to the Recipient pursuant to the terms of the Company Agreement, and such distributions and allocations of profits and losses may differ in amount from distributions and allocations with respect to another Underlying Unit of the Company issued or transferred at a different time under the terms of the Company Agreement.

22.           No Service Rights. Nothing in this Agreement shall modify or limit in any way the right of any Affiliate of the Company or any of its Subsidiaries to terminate Grantee’s Service or confer upon Grantee any right to continue in the Service of the Company or any of its Subsidiaries for any period of time.

23.           Acknowledgements, Representations and Warranties of the Recipient and the Company.

(a)          Acknowledgements, Representations and Warranties of the Company. The Company hereby represents, warrants and acknowledges to the Recipient as follows:

(i)           Underlying Units subject to the Company Agreement and the Plan. The Company acknowledges and agrees that this Agreement has been executed and delivered, and the Underlying Units have been issued hereunder, pursuant to the Plan and the Company LLC Agreement.

(ii)          Company Authority and Conflicts. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware with full power and authority to enter into this Agreement. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery of this Agreement shall not (i) contravene, conflict with or result in a violation of or default under any law, judgement, order or decree to which the Company may be subject or (ii) violate or conflict with, or result in a default under, or give any Person the right to declare a default or exercise any remedy under, to accelerate the maturity or performance of or to cancel, terminate or modify any material contract to which the Company is subject.

(iii)         Securities Laws Matters. The Company acknowledges and agrees that (A) the Underlying Units are being sold or granted in a transaction not involving any public offering in the United States within the meaning of the Securities Act, (B) the execution and delivery of this Agreement and the grant of the Underlying Units hereunder are intended to qualify as an exempt offering under the Securities Act and the Underlying Units will therefore not be registered under the Securities Act, and (C) the Company is under no obligation to file any registration statement with the SEC in order to permit transfers of the Underlying Units.

(b)          Acknowledgements, Representations and Warranties of the Recipient. The Recipient hereby represents, warrants and acknowledges to the Company as follows:

(i)           Underlying Units subject to the Company Agreement and the Plan. The Recipient acknowledges and agrees that this Agreement has been executed and delivered, and the Underlying Units have been issued hereunder, pursuant to the Plan and the Company LLC Agreement. The Recipient acknowledges and agrees that the Recipient has received and reviewed a copy of the Company Agreement and that the Underlying Units are bound by and subject to the terms and conditions of the Company Agreement, including, but not limited to, the transfer, forfeiture, repurchase, conversion and drag-along provisions and restrictions on transfer set forth therein.

(ii)          Unregistered Units. The Recipient represents that it has been advised by the Company that:

(A)	the grant of the Underlying Units has not been registered under the Securities Act or under the securities act of any state on the basis that the grant provided hereunder is exempt from the registration provisions thereof, and such Underlying Units may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provisions of applicable state securities laws or pursuant to an applicable exemption thereof;

(B)	the Underlying Units must be held indefinitely, and the Recipient must continue to bear the economic risk of the investment in the Underlying Units, unless the offer and sale of such Underlying Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from registration is available; and

(C)	there is no substantial market for the Underlying Units, and it is not anticipated that there will be any market for the Underlying Units in the foreseeable future, and the Underlying Units are subject to substantial restrictions on transfer as set forth in the Company Agreement and this Agreement.

(iii)         Recipient Authority and Conflicts. The Recipient is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware with full power and authority to enter into this Agreement. This Agreement constitutes a valid and legally binding obligation of the Recipient, enforceable in accordance with its terms. The execution and delivery of this Agreement shall not (i) contravene, conflict with or result in a violation of or default under any law, judgement, order or decree to which the Recipient may be subject or (ii) violate or conflict with, or result in a default under, or give any Person the right to declare a default or exercise any remedy under, to accelerate the maturity or performance of or to cancel, terminate or modify, any material contract to which the Recipient is subject.

(iv)         Securities Law Matters. The Recipient acknowledges and agrees that (A) the Underlying Units are being sold or granted in a transaction not involving any public offering in the United States within the meaning of the Securities Act, (B) the execution and delivery of this Agreement and the grant of the Underlying Units hereunder are intended to qualify as an exempt offering under the Securities Act and the Underlying Units will therefore not be registered under the Securities Act, and (C) the Company is under no obligation to file any registration statement with the SEC in order to permit transfers of the Underlying Units.

(v)         Further Securities Law Matters. The Underlying Units to be acquired by the Recipient pursuant to this Agreement shall be acquired for the Recipient’s own account and not with a view to, or the intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws. The Underlying Units shall not be disposed of in contravention of the Securities Act or any applicable state securities laws. The Recipient realizes and acknowledges that (i) the acquisition of the Underlying Units is a long-term investment, (ii) the Recipient may not be able to liquidate the Underlying Units in the event of an emergency or pledge any of such securities as collateral for loans, and (iii) the Recipient may not transfer the Underlying Units except pursuant to the terms of the Company Agreement, and any transfer by the Recipient in contravention of the Company Agreement shall be entirely null and void.

24.           Covenants and Agreements.

(a)           Protective Section 83(b) Election. Within 30 days from the date hereof, the Recipient shall execute and file with the Internal Revenue Service an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the grant of the Underlying Units described in this Agreement substantially in the form attached hereto as Exhibit B, and the Recipient shall provide the Company with a copy of such executed and filed election promptly thereafter.

(b)          Further Assurances. From and after the date of this Agreement, the Recipient and the Grantee shall execute any and all further reasonable documents, financing statements, agreements and instruments and take all further reasonable action that may be required under applicable law or that the Company may reasonably request in order to effectuate the transactions contemplated by this Agreement, including, without limitation, the Recipient and the Grantee’s representations, warranties and covenants, and taking any reasonable actions in connection with any applicable law or governmental authority related to unitholders of the Company.

(c)           Acknowledgements. The Company acknowledges and agrees that the Recipient shall receive the Underlying Units in accordance with Section 2 of this Agreement, and such Underlying Units shall have all of the rights and be subject to the limitations and restrictions set forth in the Company Agreement.

25.           Restrictive Covenants

(a)           Confidential Information. The Grantee acknowledges that, in the course of the Grantee’s employment with the Company or any of its Subsidiaries, the Grantee will occupy a position of trust and confidence. The Grantee shall not, except in the course of the good faith performance of the Grantee’s duties to the Company or any Company Affiliate, or as required by applicable law, without limitation in time and whether directly or indirectly, disclose to any person or entity, or use, any Confidential Information. “Confidential Information” shall mean information about the business and affairs of the Company, the Company Affiliates and their respective clients, customers or business relations, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes and records (including, without limitation, computer records) containing such Confidential Information, but “Confidential Information” excludes information which the Grantee can demonstrate (i) is in the public domain through no act or omission of the Grantee in violation of any agreement that the Grantee is party to with the Company or any Company Affiliate or any policy of the Company or any Company Affiliate or (ii) has become available to the Grantee on a non-confidential basis from a source other than the Company and the Company Affiliates without breach of such source’s confidentiality or non-disclosure obligations to the Company or any Company Affiliate. The Grantee agrees to deliver or return to the Company, at the Company’s request at any time or upon termination or expiration of the Grantee’s employment or as soon thereafter as possible, (A) all documents, computers, computer tapes and disks, records, lists, data, drawings, prints, notes, written information, keys and other personal property furnished by the Company or any Company Affiliate or prepared by the Grantee during the term of the Grantee’s employment by the Company, and (B) all notebooks and other data relating to research or experiments or other work conducted by the Grantee in the scope of employment, and in each case, all copies thereof.

(b)           Intellectual Property, Inventions and Patents. The Grantee acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company’s or any Company Affiliate’s actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Grantee (whether alone or jointly with others, and whether before or after the date hereof) while employed by the Company and any Company Affiliate (“Work Product”), belong to the Company or such Company Affiliate. The Grantee shall promptly disclose such Work Product to the Board and, at the Company’s expense, perform all actions reasonably requested by the Board (whether during or after the employment period) to establish and confirm such ownership (including assignments, consents, powers of attorney and other instruments). The Grantee agrees to assign, and do hereby irrevocably assign, all of the Grantee’s right, title and interest in and to the Work Product, all tangible and intangible embodiments of such Work Product, and all intellectual property rights in and to such Work Product (including trade secrets, patents, industrial designs, copyrights, trademarks and integrated circuit topography (mask work) rights). The foregoing provisions of this paragraph shall not apply to any invention that Grantee developed entirely on the Grantee’s own time without using the Company’s and any Company Affiliate’s equipment, supplies, facilities or trade secret information, except for those inventions that (i) relate to the Company’s and any Company Affiliate’s business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the Grantee for the Company and any Company Affiliate.

(c)           Non-Competition. In further consideration of the Underlying Units granted to the Grantee hereunder and the Company and the Company Affiliates providing the Grantee with access to Confidential Information, access to or contact with their actual and prospective business relations and specialized training relating to the Company, the Company Affiliates and their business, the Grantee acknowledges that during the course of the Grantee’s employment with the Company, the Grantee shall become familiar with the Company’s and the Company Affiliates’ trade secrets and with other Confidential Information concerning the Company and the Company Affiliates and that the Grantee’s services shall be of special, unique and extraordinary value to the Company and the Company Affiliates, and therefore, during the period of the Grantee’s employment by the Company or any of its Subsidiaries and continuing until, twelve (12) months from the date that the Grantee cease to be employed with the Company or any of its Subsidiaries for any reason (the “Restricted Period”), the Grantee shall not, directly or indirectly, provide services to (whether as an employee or a consultant, with or without pay) or own, manage, operate, join, control, participate in or be connected with (as a stockholder, partner or otherwise), any business, individual, partner, firm, corporation, partnership, limited liability company or other entity that is engaged or involved in any business that is competitive with the business of the Company and the Company Affiliates as such business is currently conducted, conducted during the Grantee’s employment period, or conducted at the time of the Grantee’s separation; provided, however, that the holding as a passive investor by the Grantee of not more than two percent (2%) of the voting stock of any publicly held corporation, including securities held by any person acting jointly or in concert with Grantee, shall not alone constitute a violation of this paragraph. For greater clarity, it is understood and agreed that the Company’s and the Company Affiliates’ business as of the date hereof consists of consumer financial services, including but not limited to the purchasing and collection of charged off and bankruptcy consumer receivables.

(d)           Non-Solicitation of Customers and Suppliers. During the Restricted Period, the Grantee shall not, directly or indirectly, influence or attempt to influence customers, suppliers, licensees, licensors, tradesmen, service providers or other business relations of the Company or any Company Affiliate to divert any of their business away from the Company or any Company Affiliate or otherwise interfere with their relationship with the Company and the Company Affiliates.

(e)           Non-Hire and Non-Solicitation of Employees. The Grantee recognizes that the Grantee possesses and will possess Confidential Information about other employees of the Company and the Company Affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company and the Company Affiliates. The Grantee recognizes that the information the Grantee possesses and will possess about these other employees is not and will not be generally known, is of substantial value to the Company and the Company Affiliates in developing their business and in securing and retaining customers, and has been and will be acquired by the Grantee because of the Grantee’s business position with the Company. The Grantee agrees that, during the Restricted Period, the Grantee will not, directly or indirectly, (i) hire any current employee of the Company or any Company Affiliate or (ii) solicit, recruit, induce or encourage or attempt to solicit, recruit, induce or encourage any employee of the Company or any Company Affiliate to terminate his or her employment or any other relationship with the Company and the Company Affiliates, or otherwise interfere with their relationship with the Company and the Company Affiliates; provided that the Grantee is not prohibited from making general solicitations of employment that are not targeted at the Company, any Company Affiliate or any of their employees. The Grantee also agrees that the Grantee will not convey any Confidential Information or trade secrets about other employees of the Company and the Company Affiliates to any other person or entity.

(f)           Non-Disparagement. The Grantee agrees to refrain from directly or indirectly making any derogatory or negative statements or communications regarding the Company or any Company Affiliate or any of their respective employees, officers, board members, affiliates, products, services or practices provided that the Grantee may confer in confidence with the Grantee’s legal representatives and make truthful statements as required by law or legal process.

(g)           Remedies. Because the Grantee’s services are unique and because the Grantee has access to Confidential Information and Work Product, the parties hereto agree that the Company and the Company Affiliates would suffer irreparable harm from a breach of this Section 9 by the Grantee and that money damages would not be an adequate remedy for any such breach of this Section 9. Therefore, in the event of a breach or threatened breach of this Section 9, the Company and the Company Affiliates and their successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

(h)           Additional Acknowledgements. In addition, the Grantee acknowledges that the provisions of this Section 9 are in consideration of the Underlying Units granted to the Grantee hereunder and additional good and valuable consideration as set forth in this Agreement. The Grantee also acknowledges that the restrictions contained in this Section 9 do not preclude the Grantee from earning a livelihood, nor do they unreasonably impose limitations on the Grantee’s ability to earn a living. The Grantee agrees and acknowledges that the potential harm to the Company and the Company Affiliates of the non-enforcement of this Section 9 outweighs any potential harm to the Grantee of its enforcement by injunction or otherwise. The Grantee acknowledges that the Grantee has carefully read this Section 9 and consulted with legal counsel of the Grantee’s choosing regarding its contents, has given careful consideration to the restraints imposed upon the Grantee by this Section 9 and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and the Company Affiliates now existing or to be developed in the future. The Grantee expressly agrees and acknowledges that each and every restraint imposed by this Section 9 is reasonable with respect to subject matter, time period and geographical area.

(i)           Survival of Provisions. The obligations contained in this Section 9 shall survive the termination or expiration of Grantee’s employment with the Company and shall be fully enforceable thereafter.

26.           Amendment; Adjustment; Substitution.

(a)           Except as provided in Section 10(b) of this Agreement or as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of the Recipient, the Grantee and the Company. Notwithstanding any other provisions of this Agreement, and in addition to the powers of amendment and modification set forth herein, the provisions hereof and the provisions of any Underlying Unit granted hereunder may be amended by the Board from time to time to the extent necessary to prevent the implementation, application or existence (as the case may be) of any such provision from causing any Underlying Unit granted hereunder to be treated as providing for the deferral of compensation pursuant to Section 409A of the Code in a manner that would subject the Recipient or the Grantee to additional tax, interest or penalties or that would adversely affect the economic value of the Underlying Units to the Recipient or the Grantee.

(b)           In the event of any change in capitalization affecting the Underlying Units, including, without limitation, recapitalization, consolidation, reorganization, restructuring, merger, subdivision, split-up, spinoff, split-off, combination or issuance or exchange of Underlying Units or other ownership or other securities of the Company, such that an adjustment is reasonably determined by the Board to be necessary in order to prevent inappropriate dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Board shall, in such manner as it reasonably determines to be equitable:

(i)           adjust or substitute any or all of the number and kind of units, other ownership interests or securities of the Company or an Affiliate of the Company or other securities or property that constitute the award granted to the Recipient under this Agreement; and/or

(ii)           otherwise amend, adjust or substitute all or any portion of the Recipient’s Underlying Units or any terms relating thereto.

27.           Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether or not so expressed.

28.           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

29.           Counterparts. This Agreement may be executed and circulated to each party by email in .pdf form and in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

30.           Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

31.           Governing Law; Jurisdiction.

(a)           Governing Law. This Agreement, and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement or the consummation of any of the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State of Delaware, excluding any conflict-of-law or choice-of-law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

(b)           Jurisdiction. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby, exclusively in the state or federal courts located in the State of Delaware. Solely in connection with claims arising under this Agreement or the transaction contemplated hereby, each party hereto (i) irrevocably submits to the exclusive jurisdiction of the state or federal courts located in the State of Delaware, (ii) waives any objection to laying venue in any such action or proceeding in the state or federal courts located in the State of Delaware and (iii) waives any objection that the state or federal courts located in the State of Delaware are an inconvenient forum or do not have jurisdiction over any party hereto.

(c)           Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (INLCUDING COUNTERCLAIMS) RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR RELATIONSHIPS HEREBY CONTEMPLATED OR OTHERWISE IN CONNECTION WITH THE ENFORCEMENT OF ANY RIGHTS OR OBLIGATIONS HEREUNDER.

32.           Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or by email, to the recipient. Such notices, demands and other communications shall be sent to the appropriate party at address indicated on the first page of this Agreement, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

33.           Entire Agreement. This Agreement and the Company Agreement constitute the entire understanding between the Grantee, the Recipient and the Company and supersede all other agreements, whether written or oral, with respect to the subject matter hereof.

34.           Definitions.

(a)           “Capital Contribution” has the meaning ascribed to such term in the Company Agreement.

(b)           “Cause” has the meaning ascribed to such or similar term in any effective Service Agreement between the Grantee and the Company or one of its Subsidiaries, or in the absence of any effective agreement containing such similar term, means the occurrence of one or more of the following events:

i.	the Grantee’s commission of, or plea of guilty or nolo contendere to, a felony or any other criminal act or indictable offense pursuant to any criminal or penal statute of any jurisdiction;

ii.	the Grantee failing to fulfill the duties and responsibilities of his or her job or material breach of any other duties to the Company or any of its Subsidiaries, in each case, after notice and a period of ten (10) days to cure such failure if such failure is capable of being cured;

iii.	the Grantee’s theft, fraud, misappropriation of funds, embezzlement or similar conduct committed against the Company or any of its Subsidiaries or against a customer or supplier of the Company or any of its Subsidiaries, or any other act of dishonesty by the Grantee relating to the Grantee’s employment or services to the Company or any of its Subsidiaries;

iv.	the Grantee’s gross negligence, willful misconduct or fraud in the performance of the Grantee’s duties and responsibilities to the Company or any of its Subsidiaries;

v.	the Grantee’s breach of any noncompetition, nonsolicitation, or confidentiality provisions to which the Grantee is subject;

vi.	the Grantee’s breach of a published or otherwise generally recognized policy of the Company or any of its Subsidiaries, after notice and a period of ten (10) days to cure such breach if such breach is capable of being cured;

vii.	the Grantee engaging in any act of sexual misconduct (including sexual harassment) involving one or more other Employees, or in connection with the performance of the Grantee’s duties and responsibilities to the Company or any of its Subsidiaries;

viii.	the Grantee’s appropriation of one or more business opportunities of the Company or any of its Subsidiaries without the prior written consent of the Board, or other breach of the common law duty of loyalty; or

ix.	the Grantee’s breach of any provision of the Plan, this Agreement, or the Grantee’s Service agreement (if any), after notice and a period of ten (10) days to cure such breach if such breach is capable of being cured.

(c)           “Change of Control” means (i) any transaction or series of related transactions (whether by a Transfer, sale, merger, consolidation, recapitalization, reclassification or similar transaction, and whether or not the Company is a party thereto) in which, after giving effect to such transaction or transactions, the Equity Securities representing in excess of fifty percent (50%) of the Capital Units are owned directly or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of Persons, other than the JC Flowers Investors or any of their Permitted Transferees or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (which may include securities of the Company’s directly or indirectly owned Subsidiaries) to one or more purchasers other than the Members or their Affiliates or Permitted Transferees.

(d)           “Company Affiliate” means an Affiliate of the Company.

(e)           “Contingent Proceeds” means all cash, property and securities, and all rights to payment, property and securities, as of any Measurement Date, received by the JC Flowers Investors with respect to the JC Flowers Investments or of the Company, in each case, the receipt of or rights to which are subject to any contingency, including, without limitation, rights to purchase price adjustments, escrows, earnouts or holdbacks.

(f)           “Deferred Proceeds” means all cash, property and securities, and all rights to payment, property and securities, as of any Measurement Date, received by the JC Flowers Investors with respect to the JC Flowers Investments or of the Company, in each case, that are payable only following (and not upon or prior to) the applicable Measurement Date, but excluding, for avoidance of doubt, any Contingent Proceeds.

(g)           “Bad Faith Termination” means a termination where the desire to avoid the vesting of any unvested Class B Units was the primary basis for the termination decision or where the termination occurs within six (6) months of a Change of Control.

(h)           “IPO” means the consummation of a sale of capital equity securities pursuant to a registration statement that has become effective under the Securities Act (excluding registration statements on Form S-4, S-8 or similar limited-purpose forms) in which such capital equity shares are listed and traded on a national exchange in the United States or quoted on Nasdaq.

(i)           “IRR” means, as of the applicable date of determination, an annual pre-tax internal rate of return on the JC Flowers Investment Amount calculated on a basis consistent with that used by the JC Flowers Investors in calculating gross internal rate of return for their respective purposes and by taking into account (i) the date or dates of payment by the JC Flowers Investors for or in respect of the JC Flowers Investments, (ii) the date or dates on which the JC Flowers Investors receive or are deemed to have received JC Flowers Cash Amounts and (iii) the amounts of such JC Flowers Cash Amounts.

(j)           “JC Flowers Cash Amounts” means, as of any Measurement Date, without duplication, all cash and the value of all Marketable Securities received by the JC Flowers Investors in respect of any JC Flowers Investments, net of any Unreimbursed Transaction Costs; provided, however, that the JC Flowers Cash Amounts shall exclude (i) Contingent Proceeds, Deferred Proceeds, Non-Cash Proceeds, Retained Securities (but shall include cash and the value of Marketable Securities received by the JC Flowers Investors from the realization of any Contingent Proceeds and Deferred Proceeds and the disposition of any Non-Cash Proceeds and Retained Securities), (ii) any transaction or monitoring fees, expense reimbursement, indemnification payments or similar amounts paid to the JC Flowers Investors and (iii) any tax distributions received by the JC Flowers Investors, or any amounts that would be required to be paid as tax distributions to the JC Flowers Investors in the absence of non-tax distributions made to the JC Flowers Investors under Section 5.02 of the Company Agreement.

(k)           “JC Flowers Investment Amount” means, without duplication, all Capital Contributions made by the JC Flowers Investors and all other amounts invested JC Flowers Investors in the Company, whether before, upon or after the Grant Date.

(l)           “JC Flowers Investments” means, without duplication, the JC Flowers Units and any other investment included in the definition of the term “JC Flowers Investment Amount.”

(m)           “JC Flowers Investors” means, as of the applicable date, JCF JCAP Holdco II LLC and the holders of Equity Securities of or any successor or other entity through which J.C. Flowers & Co. LLC or its Affiliates holds (directly or indirectly) any Equity Securities in the Company.

(n)           “JC Flowers Units” mean Class A-1 Units of the Company and all other equity securities of the Company acquired by the JC Flowers Investors on or after the Closing Date.

(o)           “Management Services Agreement” means that certain Management Services Agreement, by and between the Company and the Recipient, dated as of [●], 2018 (as the same may hereafter be amended, modified or amended and restated from time to time).

(p)           “Marketable Securities” means securities that are freely tradeable on an established securities market without restrictions imposed under securities laws, by contract or otherwise and that have sufficient trading liquidity (which will be deemed to exist if the average monthly trading volume of such securities is greater than two times the average number of such securities outstanding, each calculated as of the most recently ended month) that are received by the JC Flowers Investors from an unrelated third party, excluding, for the avoidance of doubt, securities of the Company or its successor, valued based on the closing price per share of such Marketable Securities on the principal securities market on which such Marketable Securities are traded on the day such Marketable Securities are received by the JC Flowers Investors, after taking into account applicable discounts, including discounts for blockage or otherwise, as determined by the Board in good faith.

(q)           “Measurement Date” means any date on which JC Flowers Cash Amounts are received by the JC Flowers Investors.

(r)           “Non-Cash Fair Market Value” means the price at which the subject property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy, and the latter is not under any compulsion to sell, both parties having reasonable knowledge of the relevant facts, as reasonably determined by the Board in good faith.

(s)           “Non-Cash Proceeds” means all non-cash property and securities (other than Marketable Securities), as of any Measurement Date, received by the JC Flowers Investors with respect to the JC Flowers Investments or of the Company.

(t)           “Plan” means that certain Management Incentive Plan of the Company, effective as of [●], 2018 (as the same may hereafter be amended, modified or amended and restated from time to time), which provides for grants of Management Incentive Units to certain service providers and employees of the Company and its Affiliates.

(u)           “Retained Securities” means, as of any Measurement Date, (i) any JC Flowers Units retained by the JC Flowers Investors in a Change of Control or IPO and (ii) any rollover securities acquired by the JC Flowers Investors in consideration of any JC Flowers Units disposed of in a Change of Control or IPO.

(v)           “SEC” means the United States Securities and Exchange Commission.

(w)           “Securities Act” means the Securities Act of 1933 (together with all rules and regulations from time to time promulgated thereunder, as such act, rules and regulations may be amended from time to time).

(x)           “Unreimbursed Transaction Costs” means all out-of-pocket reasonable legal, accounting, financial advisor, brokerage and investment banking fees paid or reimbursed by the JC Flowers Investors and their Affiliates (excluding any such amounts that are paid or reimbursed by the Company or its Subsidiaries), which, in the event of a determination under Section 3(c)(i) shall be as reasonably determined by the Board in good faith.

[remainder of page intentionally left blank; signature page follows]

In order to confirm your understanding and acceptance of the terms contained in this Agreement, please execute one copy of this Agreement in the space below and return it to the Company at the address provided on the first page of this Agreement.

Very truly yours,

JCAP TOPCO LLC

Name:
Title:

As of the date first written above, the undersigned hereby acknowledges having read this Agreement and hereby agrees to be bound by all provisions set forth herein.

MANAGEMENT INVEST, LLC

Name:
Title:

As of the date first written above, the undersigned hereby acknowledges having read this Agreement and hereby agrees to be bound by all provisions set forth herein.

GRANTEE

Name:

[Signature Page – Underlying Unit Award Agreement]

EXHIBIT A

Joinder to Limited Liability Company Agreement

THIS JOINDER (this “Joinder”) to the Second Amended and Restated Limited Liability Company Agreement, by and among JCAP Topco LLC, a Delaware limited liability company (the “Company”), and the Members (as defined therein), effective as of [●], 2018 (as the same may hereafter be amended, modified or amended and restated, from time to time in accordance with its terms, the “Company Agreement”), is made and entered into as of [●], 2018, by and between the Company and Management Invest, LLC (the “Holder”). All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Company Agreement.

W I T N E S S E T H:

WHEREAS, the Holder has acquired Underlying Units pursuant to the that certain Letter Agreement, dated as of the date hereof, which requires the Holder, as a holder of Underlying Units, to become a party to the Company Agreement, and the Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

5.           Agreement to be Bound. The Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Company Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Company Agreement as though an original party thereto and shall be deemed a member for all purposes thereof.

6.           Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of, and be enforceable by, the Company and its successors and assigns and the Holder and its successors and assigns for so long as the Holder or any of its successors or assigns holds any Units.

7.           Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

8.           Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

This Joinder to the Agreement shall be effective as of the date first set forth above.

MANAGEMENT INVEST, LLC

Name:
Title:

EXHIBIT B

Section 83(b) Election

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for that property.

8.	The name, taxpayer identification number and address of the undersigned, and the taxable year for which this election is being made, are:

TAXPAYER’S NAME: Management Invest, LLC

TAXPAYER’S EMPLOYER IDENTIFICATION NUMBER: [●]

TAXPAYER’S ADDRESS: c/o J.C. Flowers & Co. LLC, 767 Fifth Avenue, 23rd Floor, New York, NY 10153

TAXABLE YEAR: Calendar Year 2018

9.	The property that is the subject of this election is a profits interest consisting of ______________ Class B units in JCAP Topco LLC, a Delaware limited liability company (the “Partnership”).

10.	The property was transferred to the undersigned on _________________________________.

11.	The property is subject to the following restrictions: Pursuant to the provisions of the Second Amended and Restated Limited Liability Company Agreement of the Partnership, upon the occurrence of certain events, including the cessation of service, all or a portion of the property may be forfeited. Furthermore, the property is nontransferable within the meaning of Treasury Regulations § 1.83-3(d).

12.	The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $0 per unit x ______________ units = $0.

13.	For the property transferred, the undersigned paid $0 per unit x ______________ units = $0.

14.	The amount to include in gross income is $0.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of the transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:

Taxpayer: